Exhibit 10(oo)

AMENDMENT TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

This AMENDMENT (“Amendment”) to the INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of January 15, 2004 by and between CompuCom Systems, Inc., a Delaware corporation (“Customer”) and IBM Credit LLC, a Delaware limited liability company (“IBM Credit”).

RECITALS:

WHEREAS, Customer and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated as of May 11, 1999 (and as amended, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and IBM Credit desire that certain provisions of the Agreement, including, without limitation, certain terms set forth on Attachment A be amended subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended as follows:

A. The Agreement is amended by deleting Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in such new Attachment A include, without limitation: (i) a change in the amount of the aggregate Credit Facility from One Hundred Fifty Million Dollars ($150,000,000) to Seventy – Five Million Dollars ($75,000,000), (ii) a withdrawal of any advance ratio against eligible inventory not financed by IBM Credit, (iii) establishment of April 1, 2004 as the new Termination Date, (iv) a change in the Collateral Insurance Amount from Seventy - Five Million Dollars ($75,000,000) to Fifty Million Dollars ($50,000,000).

Section 3. Ratification of Agreement. Except as specifically amended hereby, all the provisions of the Agreement shall remain in full force and effect.

Section 4. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM CREDIT LLC	COMPUCOM SYSTEMS, INC.
(PLEASE PRINT NAME AND TITLE)	(PLEASE PRINT NAME AND TITLE)

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